Amalgamated Financial Corp. Reports Third Quarter 2025 Financial Results; Rock Solid Balance Sheet; Margin Expands to 3.60% Core Revenue per Share of $2.84 | Tangible Book Value per Share of $25.31 NEW YORK, October 23, 2025 – (BUSINESS WIRE) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the third quarter ended September 30, 2025. Third Quarter 2025 Highlights (on a linked quarter basis) • Net income of $26.8 million, or $0.88 per diluted share, compared to $26.0 million, or $0.84 per diluted share. • Core net income1 of $27.6 million, or $0.91 per diluted share, compared to $27.0 million, or $0.88 per diluted share. Deposits and Liquidity • On-balance sheet deposits increased $36.7 million, or 0.5%, to $7.8 billion. • On-balance sheet deposits increased $149.0 million, or 1.9%, excluding $112.3 million of temporary pension funding deposits received on the last day of the second quarter and withdrawn on the following day. • Off-balance sheet deposits increased $223.6 million to $265.0 million. • Political deposits increased $235.0 million, or 19%, to $1.4 billion, comprising both on and off-balance sheet deposits. • Average cost of deposits increased 5 basis points to 167 basis points, where non-interest-bearing deposits comprised 37% of total deposits. Margin and Assets • Net interest margin increased 5 basis points to 3.60%. • Net interest income grew $3.5 million, or 4.9%, to $76.4 million. • Net loans receivable increased $77.0 million, or 1.7%, to $4.7 billion. • Net loans in growth mode (commercial and industrial, commercial real estate, and multifamily) increased $99.2 million, or 3.3%. • Total PACE assessments grew $27.4 million, or 2.3%, to $1.2 billion, including CPACE growth of $22.3 million. • Multifamily and commercial real estate loan portfolios totaled $1.9 billion and had a concentration of 202% to total risk-based capital. • Nonperforming assets decreased $12.2 million, or 34.6%, to $23.0 million or 0.26% of total assets. Capital and Returns • Tangible book value per share1 increased $0.98, or 4.0%, to $25.31, and has increased $7.98, or 46.1%, since September 2021. • Tier 1 leverage ratio was 9.18% and Common Equity Tier 1 ratio was 14.21%. • Tangible common equity1 ratio increased 19 basis points to 8.79% due to strong quarterly earnings. • Core return on average tangible common equity1 of 14.65% and core return on average assets1 of 1.27%. Share Repurchase • Repurchased approximately 347,000 shares, or $10.4 million of common stock, through September 30, 2025, with $19.9 million in remaining capacity under the share repurchase program approved on March 10, 2025. • Approximately 74,000 shares have been repurchased from October 1 through October 21, 2025. 1 1 Definitions are presented under “Non-GAAP Financial Measures”. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on the Company’s website, www.amalgamatedbank.com.

Priscilla Sims Brown, President and Chief Executive Officer, commented, “What stands out to me this quarter is mainly that we keep delivering great results. And the quality and sustainability of our earnings allows us to handle problem situations with ease.” Third Quarter Earnings Net income was $26.8 million, or $0.88 per diluted share, compared to $26.0 million, or $0.84 per diluted share, for the prior quarter. The $0.8 million increase during the quarter was primarily driven by a $3.5 million increase in net interest income and a $1.2 million increase in non-interest income. This was partially offset by a $3.0 million increase in non- interest expense and a $0.4 million increase in provision for credit losses compared to the linked quarter. Core net income1 was $27.6 million, or $0.91 per diluted share, compared to $27.0 million, or $0.88 per diluted share for the prior quarter. Excluded from core net income for the quarter, pre-tax, was $1.2 million of losses on the sale of securities, $0.4 million of ICS One-Way Sell fee income, and $0.3 million of severance costs. Excluded from core net income for the second quarter of 2025, pre-tax, was $1.0 million of losses on the sale of securities, $0.3 million of scheduled accelerated depreciation from solar tax equity investments, $0.1 million of ICS One-Way Sell fee income, and $0.1 million of severance costs. Net interest income was $76.4 million, compared to $72.9 million for the prior quarter. Loan interest income increased $3.6 million and loan yields increased 17 basis points. Average loan balances increased $72.5 million, reflecting strong commercial loan originations that were offset by paydowns and payoffs on lower-yielding commercial and residential loans. Interest income on securities increased $2.0 million driven by an increase in the average balance of securities of $137.8 million despite a slight decline in securities yields of 5 basis points. Interest expense on total interest-bearing deposits increased $2.0 million, driven primarily by an increase in the average balance of total interest-bearing deposits of $215.7 million, while interest-bearing deposit costs increased by 2 basis points. Net interest margin was 3.60%, an increase of 5 basis points from 3.55% in the prior quarter largely due to interest income generated from securities purchases and origination of higher-yielding commercial loans. This was partially offset by a higher average balance of interest-bearing deposits, which resulted in a slightly higher blended cost of funds. Additionally, income from prepayment penalties had no material impact on net interest margin in the current quarter, compared to a one basis point impact in the prior quarter. Provision for credit losses was an expense of $5.3 million, compared to an expense of $4.9 million in the prior quarter. The increase in the third quarter was primarily due to the quick, successful, and final resolution of one syndicated commercial and industrial non-performing loan previously disclosed in the second quarter, as well as charge-offs on our consumer solar and business banking portfolios, and a reserve increase for one non-performing multifamily loan. This was partially offset by a reserve release in excess of the charge-off and resolution of one legacy commercial and industrial loan. Non-interest income was $9.2 million, compared to $8.0 million in the prior quarter. Excluding all non-core income adjustments noted above, core non-interest income1 was $10.0 million, compared to $9.3 million in the prior quarter. The increase was primarily related to higher commercial banking fees and higher BOLI income. Non-interest expense was $43.6 million, an increase of $3.0 million from the prior quarter. Core non-interest expense1 was $43.4 million, also an increase of $2.9 million from the prior quarter. This was mainly driven by a $2.2 million increase in employee compensation expense tied to incentives related to company performance, as well as a $0.5 million increase in technology spend due to the continued investment in the Bank’s digital transformation development. Provision for income tax expense was $9.9 million, compared to $9.5 million for the prior quarter. The effective tax rate was 27.0%, compared to 26.7% in the prior quarter. The California single-sales factor apportionment law was adopted during the prior quarter, which resulted in an increase in the California state tax rate. A discrete tax benefit was recognized 2 during the second quarter for the remeasurement of deferred tax assets, reducing the quarterly effective tax rate. Adjusted, the current quarter effective tax rate was 27.0% compared to 27.3% for the prior quarter. Balance Sheet Quarterly Summary Total assets were $8.7 billion at September 30, 2025, a $61.6 million, or 1% increase compared to $8.6 billion at June 30, 2025. Total average assets were $8.6 billion, in line with the target asset size. Notable changes within individual balance sheet line items include a $39.1 million increase in securities and a $77.0 million increase in net loans receivable. For liabilities, on-balance sheet deposits increased by $36.7 million. However, average total deposits increased by $166.3 million, reflecting growth across all segments. Off-balance sheet deposits increased by $223.6 million in the quarter. Equity grew by $21.6 million. Total net loans receivable at September 30, 2025 were $4.7 billion, an increase of $77.0 million, or 1.7% for the quarter. The balance increase in loans was primarily driven by a $77.1 million increase in commercial and industrial loans, a $47.9 million increase in multifamily loans, and a $25.9 million decrease in commercial real estate loans, identified as growth portfolios. This was partially offset by a $10.1 million decrease in consumer solar loans, and a $14.7 million decrease in residential loans, both identified as non-growth portfolios. During the quarter, criticized or classified loans decreased $18.6 million, largely related to the final resolution of one $10.8 million syndicated commercial and industrial non-performing loan previously disclosed in the second quarter, the payoff of a $3.0 million long-lived, legacy non-performing commercial and industrial loan, and the payoff of one $2.9 million commercial real estate loan. The decrease was also related to charge-offs of business banking loans totaling $1.1 million, partially offset by downgrades of business banking loans totaling $0.5 million. Total on-balance sheet deposits at September 30, 2025 were $7.8 billion, an increase of $36.7 million, or 0.5%, during the quarter. Including accounts held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $1.4 billion as of September 30, 2025, an increase of $235.0 million during the quarter. Non-interest-bearing deposits represented 37% of average total deposits and 37% of ending total deposits for the quarter, contributing to an average cost of total deposits of 167 basis points. Super-core deposits1 totaled approximately $4.3 billion, had a weighted average life of 18 years, and comprised 55% of total deposits. Total uninsured deposits were $4.1 billion, comprising 52% of total deposits, while total uninsured, non-supercore deposits were $2.1 billion, comprising approximately 28% of total deposits. Nonperforming assets totaled $23.0 million, or 0.26% of period-end total assets at September 30, 2025, a decrease of $12.2 million, compared with $35.2 million, or 0.41% of period-end total assets on a linked quarter basis. The decrease in nonperforming assets was primarily driven by the resolution and charge-off of $12.3 million of nonperforming commercial and industrial loans mentioned above and a $0.1 million decrease in residential non-accrual loans, partially offset by one $2.8 million multifamily loan that went nonaccrual during the quarter. During the quarter, the allowance for credit losses on loans decreased $2.5 million to $56.5 million. The ratio of allowance to total loans was 1.18%, a decrease of 7 basis points from 1.25% in the second quarter of 2025. This was due to a $2.3 million net reserve release related to the quick, successful, and final resolution of a non-performing syndicated commercial and industrial business loan to an originator of consumer loans for renewable energy efficiency improvements previously disclosed in the second quarter. There was a further $2.1 million reserve release related to the resolution of a legacy commercial and industrial credit, and an additional $0.6 million net reserve release related to business banking loan workout activity. This was partially offset by a $1.6 million increase in reserves related to one multifamily loan that went nonaccrual in the quarter, and a $0.2 million reserve increase for a non-performing construction loan. Lastly, there was an additional $0.7 million provision impact related to loan balance activity and the update of qualitative and quantitative assumptions in the CECL model. 3

Capital Quarterly Summary As of September 30, 2025, the Common Equity Tier 1 Capital ratio was 14.21%, the Total Risk-Based Capital ratio was 16.41%, and the Tier 1 Leverage Capital ratio was 9.18%, compared to 14.13%, 16.43% and 9.22%, respectively, as of June 30, 2025. Stockholders’ equity at September 30, 2025 was $775.6 million, an increase of $21.6 million during the quarter. The increase in stockholders’ equity was primarily driven by $26.8 million of net income for the quarter and a $7.8 million improvement in accumulated other comprehensive loss due to the tax-effected mark-to-market adjustment on available for sale securities, offset by $10.4 million in share buybacks and $4.3 million in dividends paid at $0.14 per outstanding share. Tangible book value per share1 was $25.31 as of September 30, 2025 compared to $24.33 as of June 30, 2025. Tangible common equity1 improved to 8.79% of tangible assets, compared to 8.60% as of June 30, 2025. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its third quarter 2025 results today, October 23, 2025 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Third Quarter 2025 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13755783. The telephonic replay will be available until October 30, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of the Company’s website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of September 30, 2025, total assets were $8.7 billion, total net loans were $4.7 billion, and total deposits were $7.8 billion. Additionally, as of September 30, 2025, the trust business held $37.9 billion in assets under custody and $16.6 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” 4

Management utilizes this information to compare operating performance for September 30, 2025 versus certain periods in 2025 and 2024 and to prepare internal projections. The Company believes these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to core business, which are excluded, vary extensively from company to company, the Company believe that the presentation of this information allows investors to more easily compare results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. The Company strongly encourages readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on the Company’s website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, subdebt repurchase gain, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. The Company believes the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, and restructuring/severance. The Company believes the most directly comparable GAAP financial measure is total non-interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, subdebt repurchase gain, and tax credits and accelerated depreciation on solar equity investments. The Company believes the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. The Company believes the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. 5

“Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. The Company believes the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. The Company believes the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, goodwill and core deposit intangibles. The Company believes that the most directly comparable GAAP financial measure is total stockholders’ equity. “Tangible common equity ratio” is “Tangible common equity” divided by “Tangible assets.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an equity ratio calculated by dividing average equity by average assets. "Traditional securities" is defined as total investment securities excluding PACE assessments. The Company believes the most directly comparable GAAP financial measure is total investment securities. Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in core markets, which may have an adverse impact on business, operations and financial performance; 2. deterioration in the financial condition of borrowers resulting in significant increases in credit losses and provisions for those losses; 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in deposits, including an increase in uninsured deposits; 5. ability to maintain sufficient liquidity to meet deposit and debt obligations as they come due, which may require that the Company sell investment securities at a loss, negatively impacting net income, earnings and capital; 6. unfavorable conditions in the capital markets, which may cause declines in stock price and the value of investments; 7. negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; 8. fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; 9. the general decline in the real estate and lending markets, particularly in commercial real estate in the Company’s market areas, and the effects of the enactment of or changes to rent-control and other similar regulations on multi- family housing; 10. potential implementation by the current presidential administration of a regulatory reform agenda that is significantly different from that of the prior presidential administration, impacting the rule making, supervision, examination and enforcement of the banking regulation agencies; 6

11. changes in U.S. trade policies and other global political factors beyond the Company’s control, including the imposition of tariffs, which raise economic uncertainty, potentially leading to slower growth and a decrease in loan demand; 12. the outcome of legal or regulatory proceedings that may be instituted against us; 13. inability to achieve organic loan and deposit growth and the composition of that growth; 14. composition of the Company’s loan portfolio, including any concentration in industries or sectors that may experience unanticipated or anticipated adverse conditions greater than other industries or sectors in the national or local economies in which the Company operates; 15. inaccuracy of the assumptions and estimates the Company makes and policies that the Company implements in establishing the allowance for credit losses; 16. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 17. any matter that would cause the Company to conclude that there was impairment of any asset, including intangible assets; 18. limitations on the ability to declare and pay dividends; 19. the impact of competition with other financial institutions, including pricing pressures and the resulting impact on results, including as a result of compression to net interest margin; 20. increased competition for experienced members of the workforce including executives in the banking industry; 21. a failure in or breach of operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 22. increased regulatory scrutiny and exposure from the use of “big data” techniques, machine learning, and artificial intelligence; 23. a downgrade in the Company’s credit rating; 24. “greenwashing claims” against the Company and environmental, social, and governance ("ESG") products and increased scrutiny and political opposition to ESG and diversity, equity, and inclusion ("DEI") practices; 25. any unanticipated or greater than anticipated adverse conditions (including the possibility of earthquakes, wildfires, and other natural disasters) affecting the markets in which the Company operates; 26. physical and transitional risks related to climate change as they impact the business and the businesses that the Company finances; 27. future repurchase of the Company’s shares through the Company’s common stock repurchase program; and 28. descriptions of assumptions underlying or relating to any of the foregoing. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. The Company disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7 amalgamated FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended	
	September 30,	June 30,	September 30,	September 30,	
($ in thousands)	2025	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME					
Loans	$ 62,321	$ 58,723	$ 54,110	$ 178,887	$ 157,355
Securities	46,023	43,737	46,432	131,414	133,801
Interest-bearing deposits in banks	1,241	1,639	2,274	4,074	7,556
Total interest and dividend income	109,585	104,099	102,816	314,375	298,712
INTEREST EXPENSE					
Deposits	32,583	30,593	30,105	92,093	84,879
Borrowed funds	555	597	604	2,348	4,497
Total interest expense	33,138	31,190	30,709	94,441	89,376
NET INTEREST INCOME	76,447	72,909	72,107	219,934	209,336
Provision for credit losses	5,301	4,890	1,849	10,787	6,598
Net interest income after provision for credit losses	71,146	68,019	70,258	209,147	202,738
NON-INTEREST INCOME					
Trust Department fees	3,969	3,879	3,704	12,038	11,215
Service charges on deposit accounts	4,261	3,873	12,091	11,572	26,841
Bank-owned life insurance income	1,050	796	613	2,472	1,837
Losses on sale of securities and other assets	(1,226)	(1,041)	(3,230)	(2,946)	(8,695)
Gain (loss) on sale of loans and changes in fair value on loans held-for-sale, net	70	18	(4,223)	920	(4,107)
Equity method investments income (loss)	597	51	(823)	(1,860)	(301)
Other income	440	449	807	1,396	1,636
Total non-interest income	9,161	8,025	8,939	23,592	28,426
NON-INTEREST EXPENSE					
Compensation and employee benefits	25,459	23,240	23,757	72,013	69,075
Occupancy and depreciation	3,452	3,476	3,423	10,220	9,705
Professional fees	3,387	3,283	2,575	11,410	7,284
Technology	5,981	5,485	5,087	17,084	14,503
Office maintenance and depreciation	582	570	651	1,782	1,894
Amortization of intangible assets	144	144	183	431	548
Advertising and promotion	497	412	1,023	960	3,417
Federal deposit insurance premiums	1,000	900	900	2,800	3,000
Other expense	3,115	3,074	3,365	9,152	9,203
Total non-interest expense	43,617	40,584	40,964	125,852	118,629
Income before income taxes	36,690	35,460	38,233	106,887	112,535
Income tax expense	9,900	9,471	10,291	29,080	30,591
Net income	$ 26,790	$ 25,989	$ 27,942	$ 77,807	$ 81,944
Earnings per common share - basic	$ 0.89	$ 0.85	$ 0.91	$ 2.55	$ 2.68
Earnings per common share - diluted	$ 0.88	$ 0.84	$ 0.90	$ 2.53	$ 2.65

8

amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	September 30, 2025	June 30, 2025	December 31, 2024
Assets	(unaudited)	(unaudited)	
Cash and due from banks	$ 5,032	$ 4,049	$ 4,042
Interest-bearing deposits in banks	110,512	167,017	56,707
Total cash and cash equivalents	115,544	171,066	60,749
Securities:			
Available for sale, at fair value			
Traditional securities	1,776,256	1,713,077	1,477,047
Property Assessed Clean Energy ("PACE") assessments	208,427	178,247	152,011
	1,984,683	1,891,324	1,629,058
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $45, $47, and $49, respectively	477,947	529,418	542,246
PACE assessments, net of allowance for credit losses of $669, $657, and $655, respectively	1,034,460	1,037,220	1,043,959
	1,512,407	1,566,638	1,586,205
Loans held for sale	2,627	2,545	37,593
Loans receivable, net of deferred loan origination fees and costs	4,788,772	4,714,344	4,672,924
Allowance for credit losses	(56,479)	(58,998)	(60,086)
Loans receivable, net	4,732,293	4,655,346	4,612,838
Resell agreements	58,956	57,040	23,741
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	5,277	5,277	15,693
Accrued interest receivable	57,064	55,509	61,172
Premises and equipment, net	6,172	8,823	6,386
Bank-owned life insurance	108,289	108,465	108,026
Right-of-use lease asset	11,480	11,379	14,231
Deferred tax asset, net	28,013	33,685	42,437
Goodwill	12,936	12,936	12,936
Intangible assets, net	1,056	1,200	1,487
Equity method investments	6,528	5,110	8,482
Other assets	39,649	34,995	35,858
Total assets	$ 8,682,974	$ 8,621,338	$ 8,256,892
Liabilities			
Deposits	7,769,969	7,733,272	7,180,605
Borrowings	75,478	75,457	314,409
Operating leases	14,800	15,395	19,734
Other liabilities	47,154	43,230	34,490
Total liabilities	7,907,401	7,867,354	7,549,238
Stockholders' equity			
Common stock, par value $0.01 per share	310	310	308
Additional paid-in capital	292,021	290,256	288,656
Retained earnings	544,901	522,405	480,144
Accumulated other comprehensive loss, net of income taxes	(35,210)	(42,982)	(58,637)
Treasury stock, at cost	(26,449)	(16,005)	(2,817)
Total stockholders' equity	775,573	753,984	707,654
Total liabilities and stockholders' equity	$ 8,682,974	$ 8,621,338	$ 8,256,892

9

Select Financial Data As of and for the As of and for the Three Months Ended Nine Months Ended September 30, June 30, September 30, September 30, (Shares in thousands) 2025 2025 2024 2025 2024 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.89 $ 0.85 $ 0.91 $ 2.55 $ 2.68 Diluted 0.88 0.84 0.90 2.53 2.65 Core net income (non-GAAP) Basic $ 0.91 $ 0.88 $ 0.91 $ 2.68 $ 2.61 Diluted 0.91 0.88 0.91 2.66 2.59 Book value per common share (excluding minority interest) $ 25.78 $ 24.79 $ 22.77 $ 25.78 $ 22.77 Tangible book value per share (non-GAAP) $ 25.31 $ 24.33 $ 22.29 $ 25.31 $ 22.29 Common shares outstanding, par value $0.01 per share(1) 30,089 30,412 30,663 30,089 30,663 Weighted average common shares outstanding, basic 30,176 30,558 30,646 30,470 30,558 Weighted average common shares outstanding, diluted 30,411 30,758 30,911 30,754 30,868 (1) 70,000,000 shares authorized; 31,006,249, 30,983,139, and 30,776,163 shares issued for the periods ended September 30, 2025, June 30, 2025, and September 30, 2024 respectively, and 30,088,747, 30,412,241, and 30,662,883 shares outstanding for the periods ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. 10 amalgamated FINANCIAL CORP.

Select Financial Data

	As of and for the Three Months Ended			As of and for the Nine Months Ended	
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Selected Performance Metrics:					
Return on average assets	1.23 %	1.23 %	1.32 %	1.23 %	1.33 %
Core return on average assets (non-GAAP)	1.27 %	1.28 %	1.33 %	1.29 %	1.29 %
Return on average equity	13.98 %	14.06 %	16.63 %	14.03 %	17.35 %
Core return on average tangible common equity (non-GAAP)	14.65 %	14.90 %	17.04 %	15.01 %	17.31 %
Average equity to average assets	8.80 %	8.78 %	7.96 %	8.76 %	7.65 %
Tangible common equity to tangible assets (non-GAAP)	8.79 %	8.60 %	8.14 %	8.79 %	8.14 %
Loan yield	5.22 %	5.05 %	4.79 %	5.09 %	4.74 %
Securities yield	5.09 %	5.11 %	5.25 %	5.12 %	5.23 %
Deposit cost	1.67 %	1.62 %	1.58 %	1.63 %	1.53 %
Net interest margin	3.60 %	3.55 %	3.51 %	3.57 %	3.48 %
Efficiency ratio (1)	50.95 %	50.14 %	50.54 %	51.68 %	49.89 %
Core efficiency ratio (non-GAAP)	50.17 %	49.21 %	50.35 %	50.48 %	50.52 %
Asset Quality Ratios:					
Nonaccrual loans to total loans	0.47 %	0.74 %	0.61 %	0.47 %	0.61 %
Nonperforming assets to total assets	0.26 %	0.41 %	0.34 %	0.26 %	0.34 %
Allowance for credit losses on loans to nonaccrual loans	250.60 %	170.02 %	222.30 %	250.60 %	222.30 %
Allowance for credit losses on loans to total loans	1.18 %	1.25 %	1.35 %	1.18 %	1.35 %
Annualized net charge-offs to average loans	0.81 %	0.30 %	0.61 %	0.44 %	0.35 %
Liquidity Ratios:					
2 day Liquidity Coverage of Uninsured Deposits %	101.87 %	96.73 %	107.20 %	101.87 %	107.20 %
Cash and Borrowing Capacity Coverage of Uninsured, Non-Supercore Deposits (%)	166.10 %	167.94 %	200.58 %	166.10 %	200.58 %
Capital Ratios:					
Tier 1 leverage capital ratio	9.18 %	9.22 %	8.63 %	9.18 %	8.63 %
Tier 1 risk-based capital ratio	14.21 %	14.13 %	13.82 %	14.21 %	13.82 %
Total risk-based capital ratio	16.41 %	16.43 %	16.25 %	16.41 %	16.25 %
Common equity tier 1 capital ratio	14.21 %	14.13 %	13.82 %	14.21 %	13.82 %

(1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income

11

amalgamated FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At September 30, 2025		At June 30, 2025		At September 30, 2024	
	Amount	% of total	Amount	% of total	Amount	% of total
Commercial portfolio:						
Commercial and industrial	$ 1,273,927	26.6 %	$ 1,196,804	25.4 %	$ 1,058,376	23.3 %
Multifamily	1,454,104	30.4 %	1,406,193	29.8 %	1,291,380	28.4 %
Commercial real estate	396,197	8.3 %	422,068	9.0 %	415,077	9.1 %
Construction and land development	22,554	0.4 %	20,330	0.4 %	22,224	0.5 %
Total commercial portfolio	3,146,782	65.7 %	3,045,395	64.6 %	2,787,057	61.3 %
Retail portfolio:						
Residential real estate lending	1,277,355	26.7 %	1,292,013	27.4 %	1,350,347	29.7 %
Consumer solar	335,531	7.0 %	345,604	7.3 %	374,499	8.2 %
Consumer and other	29,104	0.6 %	31,332	0.7 %	36,000	0.8 %
Total retail portfolio	1,641,990	34.3 %	1,668,949	35.4 %	1,760,846	38.7 %
Total loans held for investment	4,788,772	100.0 %	4,714,344	100.0 %	4,547,903	100.0 %
Allowance for credit losses	(56,479)		(58,998)		(61,466)	
Loans receivable, net	$ 4,732,293		$ 4,655,346		$ 4,486,437	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	208,427	16.9 %	178,247	14.7 %	149,500	12.7 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	300,310	24.1 %	278,006	22.9 %	256,128	21.7 %
Residential PACE assessments	734,819	59.0 %	759,871	62.4 %	773,101	65.6 %
Total Held-to-maturity PACE assessments	1,035,129	83.1 %	1,037,877	85.3 %	1,029,229	87.3 %
Total PACE assessments	1,243,556	100.0 %	1,216,124	100.0 %	1,178,729	100.0 %
Allowance for credit losses	(669)		(657)		(641)	
Total PACE assessments, net	$ 1,242,887		$ 1,215,467		$ 1,178,088	
Loans receivable, net and total PACE assessments, net as a % of Deposits	76.9%		75.9%		74.6%	
Loans receivable, net and total PACE assessments, net as a % of Deposits excluding Brokered CDs	76.9%		75.9%		75.6%	

12

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

(In thousands)	Three Months Ended								
	September 30, 2025			June 30, 2025			September 30, 2024		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 124,728	$ 1,241	3.95%	$ 161,965	$ 1,639	4.06%	$ 182,981	$ 2,274	4.94%
Securities[1]	3,499,587	44,895	5.09%	3,361,812	42,850	5.11%	3,388,580	44,678	5.25%
Resell agreements	62,892	1,128	7.12%	52,621	887	6.76%	104,933	1,754	6.65%
Loans receivable, net [2]	4,732,210	62,321	5.22%	4,659,667	58,723	5.05%	4,493,520	54,110	4.79%
Total interest-earning assets	8,419,417	109,585	5.16%	8,236,065	104,099	5.07%	8,170,014	102,816	5.01%
Non-interest-earning assets:									
Cash and due from banks	7,160			5,622			6,144		
Other assets	214,809			203,992			217,332		
Total assets	$ 8,641,386			$ 8,445,679			$ 8,393,490		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 4,691,920	$ 30,922	2.61%	$ 4,457,620	$ 28,653	2.58%	$ 3,506,499	$ 26,168	2.97%
Time deposits	200,257	1,661	3.29%	218,835	1,940	3.56%	223,337	2,148	3.83%
Brokered CDs	—	—	0.00%	—	—	0.00%	131,103	1,789	5.43%
Total interest-bearing deposits	4,892,177	32,583	2.64%	4,676,455	30,593	2.62%	3,860,939	30,105	3.10%
Borrowings	76,500	555	2.88%	75,741	597	3.16%	71,948	604	3.34%
Total interest-bearing liabilities	4,968,677	33,138	2.65%	4,752,196	31,190	2.63%	3,932,887	30,709	3.11%
Non-interest-bearing liabilities:									
Demand and transaction deposits	2,846,392			2,895,845			3,721,398		
Other liabilities	65,777			56,203			70,804		
Total liabilities	7,880,846			7,704,244			7,725,089		
Stockholders' equity	760,540			741,435			668,401		
Total liabilities and stockholders' equity	$ 8,641,386			$ 8,445,679			$ 8,393,490		
Net interest income / interest rate spread		$ 76,447	2.51%		$ 72,909	2.44%		$ 72,107	1.90%
Net interest-earning assets / net interest margin	$ 3,450,740		3.60%	$ 3,483,869		3.55%	$ 4,237,127		3.51%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,738,569		1.67%	$ 7,572,300		1.62%	$ 7,451,234		1.51%
Total deposits / total cost of deposits	$ 7,738,569		1.67%	$ 7,572,300		1.62%	$ 7,582,337		1.58%
Total funding / total cost of funds	$ 7,815,069		1.68%	$ 7,648,041		1.64%	$ 7,654,285		1.60%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in 3Q2025, 2Q2025, or 3Q2024 of $47, $200, and $0, respectively (in thousands).

13

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

	Nine Months Ended					
	September 30, 2025			September 30, 2024		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 136,017	$ 4,074	4.00%	$ 200,627	$ 7,556	5.03%
Securities [(1)]	3,361,685	128,614	5.12%	3,289,635	128,679	5.23%
Resell agreements	48,681	2,800	7.69%	102,197	5,122	6.69%
Total loans, net[(2)]	4,695,849	178,887	5.09%	4,431,801	157,355	4.74%
Total interest-earning assets	8,242,232	314,375	5.10%	8,024,260	298,712	4.97%
Non-interest-earning assets:						
Cash and due from banks	5,950			5,862		
Other assets	213,110			219,096		
Total assets	$ 8,461,292			$ 8,249,218		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 4,465,754	$ 86,381	2.59%	$ 3,608,927	$ 73,033	2.70%
Time deposits	217,140	5,712	3.52%	207,374	5,622	3.62%
Brokered CDs	—	—	0.00%	159,041	6,224	5.23%
Total interest-bearing deposits	4,682,894	92,093	2.63%	3,975,342	84,879	2.85%
Borrowings	95,315	2,348	3.29%	154,564	4,497	3.89%
Total interest-bearing liabilities	4,778,209	94,441	2.64%	4,129,906	89,376	2.89%
Non-interest-bearing liabilities:						
Demand and transaction deposits	2,880,899			3,417,970		
Other liabilities	60,592			70,476		
Total liabilities	7,719,700			7,618,352		
Stockholders' equity	741,592			630,866		
Total liabilities and stockholders' equity	$ 8,461,292			$ 8,249,218		
Net interest income / interest rate spread		$ 219,934	2.46%		$ 209,336	2.08%
Net interest-earning assets / net interest margin	$ 3,464,023		3.57%	$ 3,894,354		3.48%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,563,793		1.63%	$ 7,234,271		1.45%
Total deposits / total cost of deposits	$ 7,563,793		1.63%	$ 7,393,312		1.53%
Total funding / total cost of funds	$ 7,659,108		1.65%	$ 7,547,876		1.58%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in September YTD 2025 and September YTD 2024 of $247 thousand and $18 thousand, respectively.

14

amalgamated FINANCIAL CORP.

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	September 30, 2025		June 30, 2025		September 30, 2024	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 2,911,442	$ 2,846,392	$ 2,810,489	$ 2,895,845	$ 3,801,834	$ 3,721,398
NOW accounts	175,701	173,768	177,494	177,312	186,557	188,250
Money market deposit accounts	4,140,781	4,184,050	4,216,318	3,950,346	2,959,264	2,986,434
Savings accounts	339,219	334,102	330,892	329,962	327,935	331,816
Time deposits	202,826	200,257	198,079	218,835	216,901	223,337
Brokered certificates of deposit ("CDs")	—	—	—	—	102,073	131,103
Total deposits	$ 7,769,969	$ 7,738,569	$ 7,733,272	$ 7,572,300	$ 7,594,564	$ 7,582,338
Total deposits excluding Brokered CDs	$ 7,769,969	$ 7,738,569	$ 7,733,272	$ 7,572,300	$ 7,492,491	$ 7,451,235

	Three Months Ended					
	September 30, 2025		June 30, 2025		September 30, 2024	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	0.52 %	0.66 %	0.68 %	0.72 %	0.90 %	1.09 %
Money market deposit accounts	2.62 %	2.80 %	2.70 %	2.77 %	3.00 %	3.24 %
Savings accounts	1.24 %	1.33 %	1.32 %	1.30 %	1.42 %	1.64 %
Time deposits	3.24 %	3.29 %	3.22 %	3.56 %	3.83 %	3.83 %
Brokered CDs	— %	— %	— %	— %	4.89 %	5.43 %
Total deposits	1.55 %	1.67 %	1.63 %	1.62 %	1.43 %	1.58 %
Interest-bearing deposits excluding Brokered CDs	2.47 %	2.64 %	2.56 %	2.62 %	2.80 %	3.02 %

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

15

Asset Quality (In thousands) September 30, 2025 June 30, 2025 September 30, 2024 Loans 90 days past due and accruing $ — $ — $ — Nonaccrual loans held for sale 459 459 989 Nonaccrual loans - Commercial 15,502 27,501 17,108 Nonaccrual loans - Retail 7,035 7,199 10,542 Nonaccrual securities 6 6 8 Total nonperforming assets $ 23,002 $ 35,165 $ 28,647 Nonaccrual loans: Commercial and industrial $ 646 $ 12,501 $ 1,849 Multifamily 2,799 — — Commercial real estate 955 3,893 4,146 Construction and land development 11,102 11,107 11,113 Total commercial portfolio 15,502 27,501 17,108 Residential real estate lending 3,644 3,805 7,578 Consumer solar 3,134 3,193 2,848 Consumer and other 257 201 116 Total retail portfolio 7,035 7,199 10,542 Total nonaccrual loans $ 22,537 $ 34,700 $ 27,650 16

Credit Quality

($ in thousands)	September 30, 2025	June 30, 2025	September 30, 2024
Criticized and classified loans			
Commercial and industrial	$ 48,857	$ 64,305	$ 45,329
Multifamily	11,279	11,324	13,386
Commercial real estate	955	3,893	8,186
Construction and land development	11,102	11,107	11,113
Residential real estate lending	3,644	3,805	7,578
Consumer solar	3,134	3,193	2,848
Consumer and other	257	201	116
Total loans	$ 79,228	$ 97,828	$ 88,556
Criticized and classified loans to total loans			
Commercial and industrial	1.02 %	1.36 %	1.00 %
Multifamily	0.24 %	0.24 %	0.29 %
Commercial real estate	0.02 %	0.08 %	0.18 %
Construction and land development	0.23 %	0.24 %	0.24 %
Residential real estate lending	0.08 %	0.08 %	0.17 %
Consumer solar	0.07 %	0.07 %	0.06 %
Consumer and other	0.01 %	— %	0.00 %
Total loans	1.67 %	2.07 %	1.94 %

	September 30, 2025		June 30, 2025		September 30, 2024	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	2.54 %	1.03 %	0.32 %	1.42 %	2.14 %	1.01 %
Multifamily	— %	0.30 %	— %	0.20 %	— %	0.37 %
Commercial real estate	— %	0.59 %	— %	0.49 %	— %	0.40 %
Construction and land development	— %	6.72 %	— %	6.33 %	— %	3.73 %
Residential real estate lending	(0.06)%	0.58 %	(0.01)%	0.69 %	(0.03)%	0.91 %
Consumer solar	2.20 %	7.94 %	2.91 %	7.26 %	1.58 %	7.68 %
Consumer and other	0.35 %	3.36 %	0.07 %	5.74 %	1.05 %	6.44 %
Total loans	0.81 %	1.18 %	0.30 %	1.25 %	0.61 %	1.35 %

17

amalgamated FINANCIAL CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended			As of and for the Nine Months Ended	
(in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Core operating revenue					
Net Interest Income (GAAP)	$ 76,447	$ 72,909	$ 72,107	$ 219,934	$ 209,336
Non-interest income (GAAP)	9,161	8,025	8,939	23,592	28,426
Add: Loss on Sale of Securities and Other Assets	1,226	1,041	3,230	2,946	8,695
Less: ICS One-Way Sell Fee Income(1)	(420)	(102)	(8,085)	(531)	(15,847)
Less: Changes in fair value of loans held-for-sale(6)	—	—	4,265	(837)	4,265
Less: Subdebt repurchase gain(2)	—	—	(669)	—	(1,076)
Add: Tax (credits) depreciation on solar investments(3)	—	310	1,089	3,179	1,095
Core operating revenue (non-GAAP)	$ 86,414	$ 82,183	$ 80,876	$ 248,283	$ 234,894
Core non-interest expense					
Non-interest expense (GAAP)	$ 43,617	$ 40,584	$ 40,964	$ 125,852	$ 118,629
Add: Gain on settlement of lease termination(4)	—	—	—	—	499
Less: Severance costs(5)	(260)	(142)	(241)	(527)	(471)
Core non-interest expense (non-GAAP)	$ 43,357	$ 40,442	$ 40,723	$ 125,325	$ 118,657
Core net income					
Net Income (GAAP)	$ 26,790	$ 25,989	$ 27,942	$ 77,807	$ 81,944
Add: Loss on Sale of Securities and Other Assets	1,226	1,041	3,230	2,946	8,695
Less: ICS One-Way Sell Fee Income(1)	(420)	(102)	(8,085)	(531)	(15,847)
Less: Changes in fair value of loans held-for-sale(6)	—	—	4,265	(837)	4,265
Less: Gain on settlement of lease termination(4)	—	—	—	—	(499)
Less: Subdebt repurchase gain(2)	—	—	(669)	—	(1,076)
Add: Severance costs(5)	260	142	241	527	471
Add: Tax (credits) depreciation on solar investments(3)	—	310	1,089	3,179	1,095
Less: Tax on notable items	(296)	(371)	(19)	(1,420)	764
Core net income (non-GAAP)	$ 27,560	$ 27,009	$ 27,994	$ 81,671	$ 79,812
Tangible common equity					
Stockholders' equity (GAAP)	$ 775,573	$ 753,984	$ 698,332	$ 775,573	$ 698,332
Less: Minority interest	—	—	(133)	—	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,056)	(1,200)	(1,669)	(1,056)	(1,669)
Tangible common equity (non-GAAP)	$ 761,581	$ 739,848	$ 683,594	$ 761,581	$ 683,594
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 760,540	$ 741,435	$ 668,401	$ 741,592	$ 630,866
Less: Minority interest	—	—	(133)	—	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,126)	(1,270)	(1,759)	(1,269)	(1,940)
Average tangible common equity (non-GAAP)	$ 746,478	$ 727,229	$ 653,573	$ 727,387	$ 615,857

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in other income in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in occupancy and depreciation in the Consolidated Statements of Income
(5) Included in compensation and employee benefits in the Consolidated Statements of Income
(6) Included in changes in fair value of loans held-for-sale in the Consolidated Statements of Income

18